UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 6, 2012

FS Investment Corporation

(Exact name of Registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On September 6, 2012, the board of directors (the “Board”) of FS Investment Corporation (the “Company”) declared a regular monthly cash distribution of $0.0675 per share.  The monthly distribution will be paid on September 28, 2012 to stockholders of record on September 27, 2012.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On September 6, 2012, the Company amended and restated its distribution reinvestment plan (the “Original DRP,” and as amended and restated, the “Amended DRP”). The Amended DRP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, October 31, 2012.

Under the Original DRP, cash distributions to participating stockholders are reinvested in additional shares of common stock of the Company (“Shares”) at a purchase price equal to 90% of the Share price in effect as of the date of issuance, which is determined in the same manner that the Company determined the offering price per Share for purposes of its public offering.

Under the Amended DRP, cash distributions to participating stockholders will be reinvested in additional Shares at a purchase price determined by the Board or a committee thereof, in its sole discretion, that is (i) not less than the net asset value per Share determined in good faith by the Board or a committee thereof, in its sole discretion, immediately prior to the payment of the distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share as of such date.  No other material terms of the Original DRP have been amended in connection with the Amended DRP.

The foregoing summary of the Amended DRP is qualified in its entirety by the full text of the Amended DRP, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Also on September 6, 2012, the Company amended the terms of its quarterly share repurchase program.  The amended share repurchase program will be effective as of the Company’s quarterly repurchase offer for the fourth quarter of 2012, which the Company expects will occur in December, and will not affect the Company’s quarterly repurchase offer for the third quarter of 2012, which the Company is currently conducting.

Under the existing share repurchase program, the Company offers to repurchase Shares on a quarterly basis at a price equal to 90% of the Share price in effect on each date of repurchase, which is determined in the same manner that the Company determined the offering price per Share for purposes of its public offering.  Under the amended share repurchase program, the Company will offer to purchase Shares at a price equal to the price at which Shares are issued pursuant to the Amended DRP on the distribution date coinciding with such Share repurchase date.

A more detailed description of the share repurchase program can be found in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012, which was filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Distribution Reinvestment Plan, effective as of October 31, 2012.

99.1	Press release dated September 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	September 12, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Distribution Reinvestment Plan, effective as of October 31, 2012.

99.1	Press release dated September 12, 2012.